Subordinated Loan Agreement




                                     between


          Gigantissimo 2324 AB to be renamed Narvarme Acquisition I AB as Borrower


                                       and


                       Scandinavian Energy Finance Limited
                                    as Lender





                     ______________________________________




                          Subordinated Loan Agreement

THIS AGREEMENT is dated March 11, 2002 and made


BETWEEN:


(1)      Scandinavian Energy Finance Limited (SEFL)


         and


(2)      Gigantissimo 2324 AB to be renamed Narvarme Acquisition I AB (the
         "Borrower")


WHEREAS:

1.       Definitions


           "Agreement"                          means this subordinated loan agreement;

           "Available Cash"                     means all cash from all  sources  held by the  Company and
                                                its  affiliates   (the  "Group")  which  may  be  used  to  pay
                                                interest  and  principal  under  the  loans  described   herein
                                                without  violating  applicable law, any  contractual  covenants binding  on the  Group  consented  to by SEFL and  which is not
                                                required   to  pay  future   expenses   of  the  Group  in  the
                                                reasonable judgement of the Borrower;

           "Business Day"                            means a day  (other  than a  Saturday  or Sunday) on which banks in Stockholm are generally open for business;

           "Drawdown"                                means  the  draw  down  made  by  the  Borrower  hereunder pursuant to clause 2.2;

           "Drawdown Date"                      means  the  date  the  draw  down  is  made  by  the   Borrower
                                                hereunder pursuant to Clause 2.2 below;



           "Events of Default"                  means an event specified in Clause 11;

           "Interest Payment Day"               means   February  20,  May  20,  August  20  and  November  20,
                                                provided  that if any day so  indicated  is not a Business  Day then  that  Interest  Payment  date  shall  fall  on  the  next
                                                Business  Day in the same  calendar  month  or,  if there is no such  Business  Day, on the nearest  preceding  Business Day in the same calendar month;

           "Loan"                               means  the   principal   amount   advanced   pursuant  to  this
                                                Agreement and for the time being outstanding;

           "Repayment Date"                     means  the day  falling  twenty  five  years  after the date of this  Agreement  provided  that if that  day is not a  Business
                                                Day,  then the  Repayment  Day shall fall on the next  Business
                                                Day  in the  same  calendar  month  or,  if  there  is no  such
                                                Business  Day, the nearest  preceding  Business Day in the same calendar month.


2.       Amount and Drawdown

2.1 The Lender agrees to lend to the Borrower and the Borrower agrees to borrow from the Lender up to an amount of SEK 129.000.000.

2.2 The Drawdown shall take place in one or more tranches, of which the first tranch for initial funding shall be SEK 115.300.000.

2.3      The loan shall be repaid on the Repayment Date.

3.       Interest

3.1 The Loan will carry interest as from and excluding the Drawdown Date up to and including the Repayment Date at an annual interest rate that equals to the sum of (i) a fixed real interest rate of 10% plus
         (ii) an inflation premium. The inflation premium equals the percentage-change of the Swedish consumer price index (konsumentprisindex, KPI) of the calendar year preceding the calculation period.. The interest will be simple, calculated on the basis of 360 days in a year of 360 days. Subject to Clause 4 below the interest shall be paid in arrears on each Interest Payment Date.

4.       Postponement

           The Company shall be entitled to postpone the payment of interest or principal if on an interest payment date or the Repayment Date (as applicable) if and to the extent the Company does not have sufficient Available Cash to pay interest or principal amounts. Should the payment of interest be delayed due to such occurrence, the postponed interest shall be paid on the following interest payment date on which there is Available Cash to make such payment. Should the repayment of principal be delayed due to such occurrence, the postponed principal shall be delayed until the Company has Available Cash to repay the principal. The Company shall make partial payments on the dates described above in the events it has Available Cash to make a portion of, but not all of, the interest and principal payments as described herein. Any postponed payments of principal or interest shall continue to accrue interest at the rate set forth in section 3 hereof until such payment is made. Such interest shall be charged quarterly. If the date on which a payment of principal or interest falls due is not a banking day the payment in question shall be made on the next succeeding day which is a banking day.

           After January 1, 2005 the Company may at its own discretion prepay all or part of the Loan to the Lender on 30 days advance written notice.

5.       Subordinated debt

           Should the Company go into liquidation or be declared bankrupt, the debt instruments shall entail the right to payment from the Company's assets after the Company's nonsubordinated obligations and pari passu with other subordinated obligations which are not expressly subordinated this loan.

6.       Reporting Covenants

6.1 The Borrower shall provide unaudited consolidated quarterly financial statements within 45 days of quarter end and audited annual consolidated financial statements within 120 days of each fiscal year end. In each case including balance sheets, profit and loss statements and cash flow statement. All quarterly financial statements to be accompanied by a Certificate of No Default setting out compliance calculations. In addition, the Borrower shall deliver monthly operating statements within 15 days of months end for each district heating project operated by the Borrower or its direct or indirect subsidiaries.

7.         Positive covenants

7.1 So long as any amounts remain outstanding and unpaid under the loan the Borrower will, and will ensure that its direct and indirect subsidiaries will:

7.1.1 Subject to Section 4 hereof pay all amounts of principal and interest on the dates, times and at the place specified in the Terms or under any other agreement between the Lender and the Borrower.

7.1.2 Advise Lender of any change in the amount and the terms of any credit arrangement made with other permitted lenders or any action taken by another lender to recover amounts outstanding with such other lender.

7.1.3 Advise promptly after the happening of any event which will result in a material adverse change in the financial condition, business, operations, or prospects of the Borrower or the occurrence of any Event of Default.

7.1.4 Do all things necessary to maintain in good standing its corporate existence and preserve and keep all material agreements, rights, franchises, licences, permits, operations, contracts or other arrangements in full force and effect and comply with their terms and conditions.

7.1.5 Pay all taxes, assessments and government charges, unless such taxes, assessments, or charges are being contested in good faith and appropriate reserves shall be made with funds set aside in a separate trust fund.

7.1.6 Provide Lender and its representatives, including without limitation EIC Partners AG with information and financial date as it may reasonably request from time to time.

7.1.7 Maintain property, plant and equipment in good repair and working condition with reasonable wear and tear excepted.

7.1.8 Inform Lender of any actual or threatened litigation and furnish the Lender with copies of details of any litigation or other proceedings, which might materially and adversely affect the financial condition, business, operations, or prospects of the Borrower.

7.1.9 Continue to carry on the business substantially currently being carried on by the Borrower and its subsidiaries at the date hereof.

7.1.10 Maintain adequate insurance on all of its assets, undertakings, and business risks.

7.1.11 Permit Lender or its authorised representatives including without limitation EIC Partners AG full and reasonable advance notice to its premises, business, financial and computer records and allow the duplication or extraction of adequate information therefrom.

7.1.12 Comply with all applicable laws and regulations, including without limitation, all environmental regulations at all times.

7.1.13 Maintain the legally required ratio between equity and registered share capital.

7.1.14 Comply and cause its direct and indirect subsidiaries to comply with all obligations to Lantbrukskredit relating to loans made by Lantbrukskredit to the Borrower and/or its subsidiaries.

7.1.15 Comply with the reasonable request for co-operation from Lender's financial services consultant EIC Partners AG.

7.2 The Borrower and its subsidiaries has acquired certain shares from Narvarme Sverige AB and Varmeland Teknik AB and their Affiliates pursuant to a Share Sale and Purchase Agreement by and among Varmeland Teknik AB and Gigantissimo 2324 AB and related agreements including without limitation an Indemnification and Escrow Agreement by and among the parties to the aforementioned agreements (collectively the "Acquisition Agreements"). the Borrower shall enforce all of its rights against the respective Sellers under such Acquisition Agreements in a diligent manner and shall keep Lender fully informed respecting such enforcement actions.

8.         Negative covenants

8.1 So long as any amounts remain outstanding under the convertible loans the Borrower will not and will ensure that its direct and indirect subsidiaries do not without the consent of the Borrower:

8.1.1 Merge or consolidate with any other outside Person, or acquire all or substantially all of the shares, assets or business of any other Person.

8.1.2 Sell, lease, assign, transfer, convey or otherwise dispose of any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of subsidiaries, receivables and leasehold interests), except for inventory disposed of in the ordinary course of business and replacement of equipment in the ordinary course of business.

8.1.3 Cease to carry on the business currently being carried on by each of the Borrower and its direct or indirect subsidiaries at the date hereof.

8.1.4 Permit any change of ownership or change in the capital structure of the Borrower or its direct or indirect subsidiaries.

8.1.5 Effect a change in control of the Borrower or its direct or indirect subsidiaries.

8.1.6      Pledge any security to any other party.

8.1.7 Permit any amendment or termination of material contracts [other] than in connection with the 193.8 MSEK loan from Lantbrukskredit to the Production Companies.

8.1.8      Enter into any agreement regarding related party transactions.

8.1.9 Replace, amend or alter the Articles of Association of the Borrower or its direct or indirect subsidiaries.

8.1.10 Enter into or grant any options to subscribe for shares or issue any securities convertible into shares or enter into any agreement for the same.

8.1.11   Voluntarily liquidate or wind-up the Company.

8.1.12   Change the place of the registered office of the Company.

8.1.13 Enter into any agreement which would likely have a material effect on the Company other than in connection with the loan from Lantbrukskredit to the Borrower's subsidiaries. Material for these purposes is an agreement that has gross revenues or costs of more than SEK 500,000 per annum or which otherwise would likely have a material effect on the operations financial conditions, assets, business or prospects of the Borrower or its direct or indirect subsidiaries.

8.1.14 Enter into, terminate or modify any agreement between the Borrower, its direct or indirect subsidiaries on the one hand and any managing director, shareholder (other than a Group Company), employee or affiliate of the same on the other hand.

8.1.15     Agree or commit to do any of the foregoing

9.         Representations and warranties

9.1 The Borrower hereby represents and warrants, which representations and warranties shall be deemed to be continually repeated so long as any amounts remain outstanding and unpaid:

9.1.1 The Borrower and its direct and indirect subsidiaries are corporations duly incorporated and organised, validly existing and in good standing under the laws of Sweden and have adequate corporate power and authority to carry on their businesses, own property, borrow monies and enter into agreements therefor and observe and perform the terms and provisions of this Agreement and the Convertibles to the extent they are parties thereof.

9.1.2 There are no laws, statutes or regulations applicable to or binding upon the Borrower and no provisions in its charter documents or in any by laws, resolutions, contracts, agreements, or arrangements which would be contravened, breached, or violated as a result of the execution, delivery, performance, observance, of any terms of this Agreement.

9.1.3 No Event of Default has occurred nor has any event occurred which, with the passage of time or the giving of notice, would constitute a default under any other agreement for borrowed money upon the Borrower or its direct or indirect subsidiaries in excess of SEK 500,000.

9.1.4 There are no actions, suits, or proceedings, including appeals or applications for review, or any knowledge of pending actions, suits, or proceedings against the Borrower and/or its subsidiaries, before any court or administrative agency which would result in any material adverse change in the property, assets, financial condition, business or operations of the Borrower or its direct and indirect subsidiaries.

9.1.5 All material authorisations, approvals, consents, licenses, exemptions, filings, registrations and other requirements of governmental, judicial and public bodies and authorities required to carry on the business of the Borrower and its direct and indirect subsidiaries have been or will be obtained or affected and are or will be in full force and effect.

9.1.6 The financial statements delivered to Lender fairly present the financial position of the Borrower and its direct and indirect subsidiaries on a consolidated basid as at the dates and with respect to the periods applicable to such financial statements, and have been prepared by the Borrower in accordance with Swedish Generally Accepted Accounting Principles consistently applied.

9.1.7 All of the remittances required to be made by the Borrower to the government and all county and municipal governments have been made, are currently up to date and there are no outstanding affairs. Without limiting the foregoing, all employee source deductions, sales taxes, corporate income taxes, corporate capital taxes, payroll taxes and workers' compensation dues are currently paid and up to date except for those remittances being contested in good faith and adequately reserved for.

10.        Payments

           Subject to Section 4 hereof all payments to be made under this Agreement will be made on the due date in SEK and in freely transferable same day funds. If the due date is not a Banking Day the payment will be made on the following Banking Day.

11.       Events of Default

11.1      Each of the following is an Event of Default:

11.1.1

(i) Non-Payment: Except as permitted in Subject to Section 4 hereof the Borrower fails to pay when due any amount payable to the Lender hereunder within five business days after the Lender has provided written notice to the Borrower of such non-payment; or

(ii) Breach of obligations: the Borrower fails to comply with any obligations or covenants set forth in this Agreement and such failure, if capable or remedy, shall not be remedied within 30 days after the Lender has provided written notice thereof to the Borrower; or

(iii) Bankruptcy: the Borrower becomes unable to pay its debts as they fall due and such inability is not only temporary or proceedings are initiated against the Borrower and are not dismissed within 60 days or by the Borrower under any applicable liquidation, bankruptcy, composition, reorganisation or other similar laws; or

11.2 If there exists a suspension of business of the Borrower or its direct or indirect subsidiaries for a period equal to 20 calendar days.

11.2.1 If action is taken by an encumbrancer against the Borrower or any of its subsidiaries to take possession of property or enforce proceedings against any material assets.

11.2.2 If any material final judgement for the payment of monies is made against the Borrower or any of its subsidiaries and it is not discharged within 20 Business Days from the imposition of such judgement.

11.2.3 If there exists any event, the effect of which with lapse of time or giving of notice, will constitute an event of default or a default under any other agreement for borrowed money in excess or SEK 500,000 entered into by the Borrower or any of its subsidiaries.

11.2.4 If there exists any state of facts which have or are reasonably likely to have a material adverse effect on the business, operations, assets, financial condition or prospects of the Borrower or its subsidiaries such that their ability to comply with this Agreement is materially impaired.

11.3 If an Event of Default occurs and is continuing the Lender may subject to Section 4 by notice to the Borrower demand immediate repayment of the Loan, and the Borrower agrees subject to Section 4 hereof to pay the Loan in accordance with the notice.

11.4       Lender's Costs and Expenses
           The Borrower shall compensate the Lender for any reasonable costs arising in relation to any breach or non-observance or non-performance by the Borrower hereunder unless arising out of failure by the Lender to exercise its rights, or comply with its obligations, hereunder.

12.        Additional Transactions
           It is the intention of the parties that the Lender and the Borrower shall enter into additional transactions on substantially the same terms and conditions as set forth in this Agreement except as agreed by the parties to help fund the capital needs of the Borrower subject to there being no Events of Default for grounds for same under this Loan or the Convertibles and such other conditions as Lender may impose.

13.      Expenses
           The Borrower shall reimburse the Lender for all of its reasonable external and internal costs, on a fully loaded basis, without profit relating to the transaction covered by this Agreement including the cost relating prior to signing this Agreement, the future administration of the Subordinated Loan and the enforcement of its rights hereunder.

14.      Notices

14.1 Any notice or other communication under or in connection with this Agreement shall be given in writing or by facsimile to the Party due to receive such notice. Any such notice will be deemed to be given as follows:
           a) if in writing, when delivered; and

           b) if by facsimile, when received.

           However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given at the opening of business on the next working day in that place.

14.2 The addresses and facsimile numbers of each Party for all notices under or in connection with this Agreement are:

           a) in the case of the Lender;

           c/o Michael Ryan
           Mc Cann Fitzgerald
           2 Harbourmaster Place
           International Financial Service Centre
           Dublin 1, Ireland
           353 1 824 0010

           with a copy to

           President
           US Energy Systems Inc.
           One Lexington
           Fourth Floor
           White Plains N.Y. 10601
           Fax: 914 993 5190

           With a copy to

           EIC Partners AG
           Generale-Wille Strasse 59 P.O. Box 35
           CH-8706 Feldmeilen Switzerland
           Fax: 41 1318 3411 until 15 April 2002

                  41 4384 410 01 after 15 April 2002

           b) in the case of the Borrower;

           Gigantissimo 2324 AB
           to be renamed Narvarme
           Acquisition I AB
           Kanalvagen 15
           183 85 Taby
           Sweden
           or such other as a Party may notify to the other Party by no less than five (5) business day's notice .

           All notices and communication between the Parties shall be in English unless otherwise agreed.



15.      Governing Law and Disputes

15.1 This Agreement shall be governed by and construed in accordance with the laws of Sweden.

15.2 Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof shall be finally settled by arbitration in accordance with the rules of the Arbitration Institute of the Stockholm Chamber of Commerce. The number of arbitrators shall be three (3), whereof one shall be appointed by the Borrower, one by the Lender and the third by the Arbitration Institute in accordance with the said rules. The place of arbitration shall be in Stockholm. The language to be used in the arbitration proceedings shall be English.


                            ________________________


           IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed the day and year first above written in two original copies



           __________________________
           Gigantissimo 2324 AB





           PRESENT when the Common Seal of SCANDINAVIA ENERGY FINANCE LIMITED was affixed hereto:



           _____________________________________

           Director



           _____________________________________

           Director/Secretary